Exhibit 99.1

Investor Contact:

Seth Frank

Vice President, Investor Relations

312-506-1213

seth.frank@allscripts.com

Media Contacts:

Todd Stein

Senior Manager, Public Relations

312-506-1216

todd.stein@allscripts.com

Dan Michelson

Chief Marketing Officer

312-506-1217

dan.michelson@allscripts.com

Allscripts Reports Fiscal 2010 Third Quarter Results

Robust Demand for Electronic Health Records, Led by Strength in Community Solutions,

Drives Double Digit Year-Over-Year Growth in Bookings, Revenue and Earnings

Company Raises Fiscal 2010 Guidance for Revenue, Net Income and Earnings per Share

CHICAGO, April 7 /PRNewswire-FirstCall/ – Allscripts-Misys Healthcare Solutions, Inc. (Allscripts or the Company) today announced its financial results for the three and nine months ended February 28, 2010.

(Logo: http://www.newscom.com/cgi-bin/prnh/20081013/AQM041LOGO)

Third Quarter Highlights:

•	Total revenue of $179.9 million; non-GAAP revenue of $180.4 million

•	Earnings per share of $0.12 cents; non-GAAP earnings per share of $0.17 cents

•	Net income of $18.5 million; non-GAAP net income of $25.6 million

•	Bookings of $105.5 million, a 25% increase over the third quarter of 2009

•	Systems revenue of $44.1 million, up 61% year-over-year

•	Gross margin of 56.5% versus 51.8% in the same period last year

•	Cash flow from operating activities of $46.5 million

“Our organization achieved exceptional results in the third quarter, led by record sales,” said Glen Tullman, Chief Executive Officer of Allscripts. “Physicians are increasingly embracing the Electronic Health Record and Allscripts is capitalizing today on what we believe will be a rapid industry transformation. We continue to lead through innovation and a comprehensive solutions portfolio designed to provide healthcare information and connectivity to physicians. This quarter was particularly notable for the strength we experienced across all segments of our business.”

Third Quarter Results

Total revenue for the three months ended February 28, 2010 was $179.9 million, compared to $160.7 million for the same period last year, a 12% increase. Non-GAAP revenue(1) for the three months ended February 28, 2010 was $180.4 million, compared to non-GAAP revenue of $155.3 million for the same period last year, a 16% increase.

Gross margin percentage was 56.5% for the third quarter of fiscal 2010, compared to 51.8% for the same period last year. Based on non-GAAP revenue and non-GAAP gross profit(2) for each respective quarter, non-GAAP gross margin percentage was 56.6% for the third quarter of fiscal 2010, compared to 54.5% during the third quarter of fiscal 2009.

Net income for the three months ended February 28, 2010 was $18.5 million compared to net income of $13.3 million for the same period last year, representing an increase of 39%. Earnings for the three months ended February 28, 2010 were $0.12 cents per diluted share versus $0.09 cents in the same period last year.

Non-GAAP net income(3) for the three months ended February 28, 2010 was $25.6 million, compared to non-GAAP net income of $21.7 million for the same period last year, representing an increase of 18%. Non-GAAP earnings for the three months ended February 28, 2010 were $0.17 cents per diluted share, versus $0.14 cents for the same period last year.

As of February 28, 2010 the Company had cash and marketable securities of $117.7 million.

Nine Month Results

Total revenue for the nine months ended February 28, 2010 was $514.2 million, compared to $382.1 million for the nine months ended February 28, 2009. Non-GAAP revenue(1) for the nine months ended February 28, 2010 was $518.7 million, compared to non-GAAP revenue of $483.4 million for the same period last year.

Gross margin percentage was 55.7% for the nine months ended February 28, 2010 compared to 52.4% for the comparable period a year ago. Based on non-GAAP revenue and non-GAAP gross profit(2) for each respective nine month period, non-GAAP gross margin percentage was 56.1% for the first nine months of fiscal 2010, compared to 54.5% during the first nine months of fiscal 2009.

Net income for the nine months ended February 28, 2010 was $47.2 million compared to net income of $12.7 million for the same period last year. Earnings for the nine months ended February 28, 2010 were $0.31 cents per diluted share.

Non-GAAP net income(3) for the nine months ended February 28, 2010 was $71.7 million compared to non-GAAP net income of $53.2 million for the same period last year. Non-GAAP earnings for the nine months ended February 28, 2010 were $0.48 cents per diluted share.

“We reported strong financial results across all of our key metrics in our fiscal third quarter,” said Bill Davis, Chief Financial Officer of Allscripts. “Bookings of $105.5 million represents 25 percent growth over the same quarter a year ago. We also experienced 61 percent growth in systems revenue, a notable acceleration versus prior quarters. Operating margins expanded as we benefit from the natural leverage of our high recurring revenue business model. We also had an outstanding quarter of cash generation, as cash flow from operations totaled $46.5 million.”

Business Outlook

Allscripts is increasing its revenue guidance to a range of $700-$705 million for fiscal year 2010. The Company is also raising net income guidance for fiscal 2010 to a range of $67.0-$68.5 million, which equates to diluted earnings per share of $0.44-$0.45.

On a non-GAAP basis, Allscripts is raising fiscal 2010 non-GAAP net income guidance to a range of $97.0-$98.5 million, which equates to non-GAAP diluted earnings per share of $0.64-$0.65 cents. Allscripts non-GAAP net income guidance assumes the following adjustments from GAAP net income: approximately $22.6 million of annual acquisition-related amortization; $16.5 million in stock-based compensation expense; $4.9 million in deferred revenue adjustments; and $5.3 million of transaction-related expense; all on a pretax basis. Allscripts 2010 non-GAAP net income and diluted earnings per share guidance assumes a 39% tax rate.

Mr. Tullman concluded, “I am very proud of our third quarter performance. Looking forward, Allscripts is well positioned as a leader in the healthcare IT industry. We are at the beginning of what we believe to be the single fastest transformation of an industry in history. We realize the time is now to rapidly move to a connected system of health and we are partnering with our clients to make that vision a reality.”

Conference Call

Allscripts will conduct a conference call today, Wednesday April 7, 2010 at 4:30 PM Eastern Daylight Time to discuss the Company’s earnings and other information. The conference call can be accessed via the Internet at www.allscripts.com, or by dialing (877) 303-0543 and requesting the Allscripts earnings call. International callers can access the audio portion of the webcast by dialing (973) 935-8787 and requesting the Allscripts investor call. A Microsoft Windows Media Player web replay will be available four hours after the conclusion of the call for a period of two weeks at www.allscripts.com or by calling (800) 642-1687 or (706) 645-9291 for international callers - ID # 61535187.

(Minimum requirements to listen to the call online are: Microsoft Windows Media Player software, downloadable free from http://windowsmedia.com/download/download.asp, an Internet connection, and speakers or earphones).

Basis of Presentation

The Company’s GAAP results for the three months ended February 28, 2010 and 2009 include the results of Allscripts for each such period. These are the first comparable quarterly periods subsequent to the merger (the Merger) of legacy Allscripts and legacy Misys Healthcare (Misys) that include results from both legacy businesses for the entire quarter. The Company’s GAAP results for the nine months ended February 28, 2010 and 2009 include the results of Misys for each period and the results of legacy Allscripts subsequent to the date of the Merger, October 10, 2008, at which time the Company’s legal name was changed to Allscripts-Misys Healthcare Solutions, Inc.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

1.	Non-GAAP revenue for the three months ended February 28, 2010 and 2009, respectively, gives effect to the add-back of an acquisition related deferred revenue adjustment of $0.5 million recorded for GAAP purposes in the three month period ended February 28, 2010 and $3.1 million for the same period last year. In addition, non-GAAP revenue for the three months ended February 28, 2009 excludes $8.5 million in prepackaged medications revenue that was recorded for GAAP purposes. Allscripts disposed of its prepackaged medications business on March 16, 2009. Non-GAAP revenue for the nine months ended February 28, 2010 and 2009, respectively, gives effect to the add-back of an acquisition related deferred revenue adjustment of $4.5 million recorded for GAAP purposes in the nine month period ended February 28, 2010 and $5.2 million for the same period last year. In addition, non-GAAP revenue for the nine months ended February 28, 2009 includes $109.3 million of legacy Allscripts pre-merger revenue, and excludes $13.2 million in prepackaged medications revenue that was recorded for GAAP purposes.

2.	Non-GAAP gross profit for the three months ended February 28, 2010 and 2009, respectively, gives effect to the add-back of an acquisition related deferred revenue adjustment of $0.5 million recorded for GAAP purposes in the three month period ended February 28, 2010 and $3.1 million for the same period last year. In addition, non-GAAP gross profit for the three months ended February 28, 2009 excludes $1.8 million in prepackaged medications gross profit that was recorded for GAAP purposes. Non-GAAP gross profit for the nine months ended February 28, 2010 and 2009, respectively, gives effect to the add-back of an acquisition related deferred revenue adjustment of $4.5 million recorded for GAAP purposes in the nine month period ended February 28, 2010 and $5.2 million for the same period last year. In addition, non-GAAP gross profit for the nine months ended February 28, 2009 includes $61.0 million of legacy Allscripts pre-merger gross profit, and excludes $2.6 million in prepackaged medications gross profit that was recorded for GAAP purposes.

3.	Non-GAAP net income for the three months ended February 28, 2010 and 2009, gives effect to the pre-tax basis add-back of acquisition-related amortization of $5.6 million and $6.1 million, respectively; stock-based compensation expense of $4.3 million and $2.2 million, respectively; transaction-related expenses of $0.0 million and $3.5 million, respectively; and an acquisition related deferred revenue adjustment of $0.5 million and $3.1 million, respectively. Non-GAAP net income also eliminates prepackaged medications pre-tax basis income of $1.0 million, for the three months ended February 28, 2009. Additionally, tax rate alignment of $0.7 million is added back for the three months ended February 28, 2010. Non-GAAP net income for the three months ended February 28, 2010 and 2009, respectively, is also adjusted for the aggregate tax impact of the aforementioned items at a rate of 39%, or $4.0 million in 2010 and 40%, or $5.5 million in 2009. Non-GAAP net income for the nine months ended February 28, 2010 and 2009, respectively, gives effect to the pre-tax basis add-back of acquisition-related amortization of $17.0 million and $14.7 million, respectively; stock-based compensation expense of $12.0 million and $5.7 million, respectively; transaction-related expenses of $5.3 million and $32.6 million, respectively; and an acquisition related deferred revenue adjustment of $4.5 million and $5.2 million, respectively. Non-GAAP net income also gives effect to an add back of $6.7 million of legacy Allscripts pre-merger net income, and eliminates prepackaged medications pre-tax basis income of $2.1 million, for the nine months ended February 28, 2009. Additionally, tax rate alignment of $0.8 million is added back for the nine months ended February 28, 2010. Non-GAAP net income for the nine months ended February 28, 2010 and 2009, respectively, is also adjusted for the aggregate tax impact of the aforementioned items at a rate of 39%, or $15.1 million in 2010 and 40%, or $22.3 million in 2009.

4.	Please see below for a further discussion of non-GAAP measures.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP revenue, gross profit and net income, including non-GAAP net income on a per share basis, which are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP revenue consists of GAAP revenue as reported and legacy Allscripts revenue for periods prior to the consummation date of the Merger and adds back the acquisition related deferred revenue adjustment booked for GAAP purposes and excludes revenue from prepackaged medications. Non-GAAP gross profit consists of GAAP gross profit as reported and legacy Allscripts gross profit for periods prior to the consummation date of the Merger and adds back the acquisition related deferred revenue adjustment booked for GAAP purposes and excludes revenue from prepackaged medications. Non-GAAP net income consists of GAAP net income as reported and includes legacy Allscripts net income for periods prior to the consummation date of the Merger, excludes acquisition-related amortization, stock-based compensation expense and transaction-related expenses, adds back the acquisition related deferred revenue adjustment and excludes net income from prepackaged medications, in each case net of any related tax effects.

•

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Management believes that this adjustment facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

•

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

•

Transaction-Related Expenses. Transaction-related expenses are fees and expenses, including legal, investment banking and accounting fees, incurred in connection with announced transactions. Allscripts excludes transaction-related expenses from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

•

Acquisition Related Deferred Revenue Adjustment. Deferred revenue adjustment reflects the fair value adjustment to deferred revenues acquired in connection with the Merger. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to legacy Allscripts software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of October 10, 2008. Allscripts adds back this deferred revenue adjustment for non-GAAP revenue and non-GAAP net income because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations and facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results.

•	Tax Rate Alignment. Tax adjustment to align the current fiscal quarter’s effective tax rate to the expected annual effective tax rate.

Management also believes that non-GAAP revenue, gross profit and net income provide useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons of the separate pre-merger results of legacy Misys and legacy Allscripts to that of the Company’s post-merger results. Purchase accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments that we have provided and discussed herein. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. In addition, the Company uses Non-GAAP net income to measure achievement under the Company’s cash incentive compensation plans. Note, however, that non-GAAP revenue, gross profit and net income are performance measures only, and they do not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts’ results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (Nasdaq: MDRX) uses innovation technology to bring health to healthcare. More than 160,000 physicians, 800 hospitals and nearly 8,000 post-acute and homecare organizations utilize Allscripts to improve the health of their patients and their bottom line. The company’s award-winning solutions include electronic health records, electronic prescribing, revenue cycle management, practice management, document management, care management, emergency department information systems and homecare automation. Allscripts is the trade name of AllscriptsMisys Healthcare Solutions, Inc. To learn more, visit www.allscripts.com.

For more Allscripts news, follow us on Twitter at: http://twitter.com/AllscriptsMisys

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; the impact of the securities class action and other pending or threatened litigation; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; failure to achieve certification under the Health Information Technology for Economic and Clinical Health Act could result in increased development costs, a breach of some customer obligations and put Allscripts at a competitive disadvantage in the marketplace; unexpected requirements to achieve interoperability certification pursuant to The Certification Commission for Healthcare Information Technology could result in increased development and other costs for Allscripts; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; the ability to recognize the benefits of the merger with Misys Healthcare Systems, LLC (“Misys”); the integration of Misys with the Company and the possible disruption of current plans and operations as a result thereof; the implementation and speed of acceptance of the electronic record provisions of the American Recovery and Reinvestment Act of 2009; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2009 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(In millions)

(Unaudited)

	February 28, 2010	May 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$115.8	$71.2
Marketable securities	0.0	0.0
Accounts receivable, net	179.2	155.1
Deferred taxes, net	1.7	1.0
Inventories	3.6	2.6
Prepaid expenses and other current assets	47.5	31.1

Total current assets	347.8	261.0
Long-term marketable securities	1.9	2.3
Fixed assets, net	19.5	17.3
Software development costs, net	23.8	13.5
Intangible assets, net	211.9	227.8
Goodwill	413.4	418.4
Other assets	11.5	12.4

Total assets	$1,029.8	$952.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22.4	$19.2
Accrued expenses	49.4	41.5
Accrued compensation and benefits	14.9	16.6
Deferred revenue	103.7	86.0
Other current liabilities	1.0	0.8

Total current liabilities	191.4	164.1
Long-term debt	14.0	63.7
Deferred taxes, net	33.5	20.4
Other liabilities	3.7	4.1

Total liabilities	242.6	252.3
Total stockholders’ equity	787.2	700.4

Total liabilities and stockholders’ equity	$1,029.8	$952.7

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended February 28,		Nine Months Ended February 28,
	2010	2009	2010	2009
Revenue:
System sales	$44.1	$27.4	$111.1	$61.2
Professional services	17.4	15.9	51.7	35.1
Maintenance	62.1	56.1	182.9	139.4
Transaction processing and other	56.3	52.8	168.5	133.2

Total software and related services	179.9	152.2	514.2	368.9
Prepackaged medications	0.0	8.5	0.0	13.2

Total revenue	179.9	160.7	514.2	382.1
Cost of revenue: (a)
System sales	22.6	15.0	60.5	34.4
Professional services	15.2	16.2	45.6	34.6
Maintenance	20.7	20.0	61.2	51.7
Transaction processing and other	19.7	19.5	60.6	50.8

Total software and related services	78.2	70.7	227.9	171.5
Prepackaged medications	0.0	6.7	0.0	10.6

Total cost of revenue	78.2	77.4	227.9	182.1

Gross profit	101.7	83.3	286.3	200.0
Selling, general and administrative expenses (b)	54.7	47.7	163.3	144.7
Research and development	12.6	9.9	35.3	28.8
Amortization of intangible assets	2.5	2.9	7.6	4.3

Income from operations	31.9	22.8	80.1	22.2
Interest expense	(0.5)	(1.0)	(1.7)	(1.7)
Interest income and other, net	0.0	0.1	0.3	0.4

Income before income taxes	31.4	21.9	78.7	20.9
Provision for income taxes	(12.9)	(8.6)	(31.5)	(8.2)

Net income	$18.5	$13.3	$47.2	$12.7

Earnings per share:
Basic	$0.12	$0.09	$0.32	$0.11

Diluted	$0.12	$0.09	$0.31	$0.11

(a) Includes amortization of intangibles	$3.1	$3.2	$9.4	$5.4
(b) Includes stock-based compensation	$4.3	$2.2	$12.0	$3.2

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Nine Months Ended February 28,
	2010	2009
Cash flows from operating activities:
Net income	$47.2	$12.7
Non-cash adjustments to net income	59.6	36.1
Cash used in changes in operating assets and liabilities	(19.2)	(41.6)

Net cash provided by operating activities	87.6	7.2
Cash flows from investing activities:
Capital expenditures	(7.5)	(3.5)
Capitalized software	(13.3)	(7.6)
Sales and maturities of marketable securities, net	0.4	0.9
Payment for acquisition of Allscripts, net of cash acquired	0.0	(263.8)
Net proceeds received from sale of building	0.0	6.5

Net cash used in investing activities	(20.4)	(267.5)
Cash flows from financing activities:
Proceeds from stock options and employee stock purchase plan	3.0	1.4
Excess tax benefits from stock-based compensation	5.6	0.0
Net payments on debt instruments	(31.2)	(18.2)
Change in parent’s net investment	0.0	353.5
Repurchase of common stock	0.0	(6.8)

Net cash (used in) provided by financing activities	(22.6)	329.9

Net increase in cash and cash equivalents	44.6	69.6
Cash and cash equivalents, beginning of period	71.2	0.3

Cash and cash equivalents, end of period	$115.8	$69.9

Allscripts-Misys Healthcare Solutions, Inc.

Condensed Non-GAAP Financial Information

(In millions, except per-share amounts)

(Unaudited)

Non-GAAP Revenue	Three Months Ended February 28,		Nine Months Ended February 28,
	2010	2009	2010	2009
Total revenue, as reported	$179.9	$160.7	$514.2	$382.1

AHS revenue pre-merger	0.0	0.0	0.0	109.3
Deferred revenue adjustment	0.5	3.1	4.5	5.2
Elimination of prepackaged medications	0.0	(8.5)	0.0	(13.2)

Total Non-GAAP Revenue	$180.4	$155.3	$518.7	$483.4

Non-GAAP Gross Profit	Three Months Ended February 28,		Nine Months Ended February 28,
	2010	2009	2010	2009
Gross profit, as reported	$101.7	$83.3	$286.3	$200.0

AHS gross profit pre-merger	0.0	0.0	0.0	61.0
Deferred revenue adjustment	0.5	3.1	4.5	5.2
Elimination of prepackaged medications	0.0	(1.8)	0.0	(2.6)

Total Non-GAAP Gross Profit	$102.2	$84.6	$290.8	$263.6

Non-GAAP Gross Profit Margin

Gross margin as reported	56.5%	51.8%	55.7%	52.4%
Non-GAAP Gross margin	56.6%	54.5%	56.1%	54.5%

Non-GAAP Net Income	Three Months Ended February 28,		Nine Months Ended February 28,
	2010	2009	2010	2009
Net income, as reported	$18.5	$13.3	$47.2	$12.7

AHS net income pre-merger	0.0	0.0	0.0	6.7
Elimination of prepackaged medications	0.0	(1.0)	0.0	(2.1)
Deferred revenue adjustment	0.5	3.1	4.5	5.2
Stock-based compensation expense	4.3	2.2	12.0	5.7
Acquisition-related amortization expense	5.6	6.1	17.0	14.7
Transaction-related expense	0.0	3.5	5.3	32.6
Tax rate alignment	0.7	0.0	0.8	0.0
Non-GAAP adjustments tax effected at 39% for 2010 & 40% for 2009	(4.0)	(5.5)	(15.1)	(22.3)

Non-GAAP Net Income	$25.6	$21.7	$71.7	$53.2

Non-GAAP Net Income Per Share - diluted	$0.17	$0.14	$0.48	$0.45